Norfolk Southern Corporation's Restated Articles of Incorporation are amended to revise Article V as follows:

                                                                         ARTICLE V

The number of directors, unless otherwise fixed by the bylaws, shall be sixteen.  At the 2011 Annual Meeting of Stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 Annual Meeting of Stockholders and until such director's successor shall have been elected and qualified.  At the 2012 Annual Meeting of Stockholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 Annual Meeting of Stockholders and until such director's successor shall have been elected and qualified.  At the Annual Meeting of Stockholders in 2013 and thereafter, the successors of the directors whose terms expire at that meeting shall be elected for a one year term expiring at the next Annual Meeting of Stockholders and until such director's successor shall have been elected and qualified.  Each director shall hold office until his successor shall have been elected, and the terms of office of directors elected by the Board of Directors to succeed former directors shall expire at the next stockholders' meeting at which directors are elected.